UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 25, 2017

IXYS Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-26124	77-0140882
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1590 Buckeye Drive, Milpitas, California	95035
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 408-457-9000

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement.

Merger Agreement

On August 25, 2017, IXYS Corporation, a Delaware corporation (“IXYS” or the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”), by and among IXYS, Littelfuse, Inc., a Delaware corporation (“Littelfuse”), and Iron Merger Co., Inc., a Delaware corporation and wholly owned subsidiary of Littelfuse (“Merger Sub”), pursuant to which Littelfuse will acquire all of the outstanding shares of common stock, par value $0.01 per share, of IXYS (each, an “IXYS Common Share”) in exchange for a combination of cash and shares of common stock, par value $0.01 per share, of Littelfuse (each, a “Littelfuse Common Share”).

Pursuant to the terms of the Merger Agreement, Merger Sub will merge with and into IXYS (the “Initial Merger”), with IXYS continuing as the surviving corporation in the Initial Merger and a wholly owned subsidiary of Littelfuse. Further to the terms of the Merger Agreement, the Company, as the surviving corporation of the Initial Merger, will merge with and into Littelfuse (the “Follow-On Merger”, and collectively with the Initial Merger, the “Mergers”), with Littelfuse continuing as the surviving corporation in the Follow-On Merger. The respective Boards of Directors of IXYS and Littelfuse have unanimously approved the Merger Agreement, the Mergers and the other transactions contemplated by the Merger Agreement.

Consideration to IXYS Stockholders. Upon the terms and subject to the conditions of the Merger Agreement, at the effective time of the Initial Merger (the “Effective Time”), each IXYS Common Share issued and outstanding immediately prior to the Effective Time (other than IXYS Common Shares held in treasury or owned by Parent or Merger Sub and any IXYS Common Shares held by stockholders who properly comply in all respects with the provisions of Section 262 of the General Corporation Law of the State of Delaware (“DGCL”) as to appraisal rights) will be cancelled and extinguished and automatically converted into the right to receive, at the election of the holder thereof, and subject to proration as described below, (i) $23.00 per share in cash (subject to applicable withholding tax), without interest (the “Cash Consideration”) or (ii) 0.1265 of a Littelfuse Common Share (the “Stock Consideration” and together with the Cash Consideration, the “Merger Consideration”).

Proration. The Merger Consideration is subject to proration so that 50% of IXYS Common Shares outstanding immediately prior to the Effective Time will be converted into the Cash Consideration and the remaining IXYS Common Shares will be converted into the Stock Consideration. No fractional Littelfuse Common Shares will be issued in the Initial Merger, and holders of IXYS Common Shares will, instead, receive cash in lieu of fractional Littelfuse Common Shares, if any. The implied value of the aggregate Merger Consideration is approximately $750 million based on the closing price of Littelfuse Common Shares on August 25, 2017. Holders of IXYS Common Shares that do not make an election will be treated as having elected to receive the Cash Consideration or the Stock Consideration in accordance with the proration methodology in the Merger Agreement.

Effect on IXYS Stock Options. Pursuant to the Merger Agreement, at the Effective Time, each outstanding and unexercised option to purchase IXYS Common Shares granted by the Company under one of its equity plans (each, an “IXYS Stock Option”) will be assumed by Littelfuse and converted into an option (a “Littelfuse Stock Option”) to acquire (i) that number of whole Littelfuse Common Shares (rounded down to the nearest whole share) equal to the product of (x) the number of IXYS Common Shares subject to such IXYS Stock Option immediately prior to the Effective Time multiplied by (y) the Stock Consideration, (ii) at an exercise price per Littelfuse Common Share (rounded up to the nearest whole cent) equal to the quotient of (x) the exercise price per IXYS Common Share of such IXYS Stock Option divided by (y) the Stock Consideration. Each IXYS Stock Option assumed and converted into a Littelfuse Stock Option will continue to have, and will be subject to, the same vesting schedule (including any accelerated vesting terms) and all other terms and conditions as applied to such IXYS Stock Option immediately prior to the Effective Time.

Effect on ESPP Participants. Pursuant to the Merger Agreement: (i) if the offering period under the Company’s Amended and Restated 1999 Employee Stock Purchase Plan (the “ESPP”) in effect as of the date of the Merger Agreement ends prior to the Effective Time, then following the purchase of IXYS Common Shares pursuant to such offering period, the ESPP will be suspended and no new offering period will be commenced under the ESPP prior to the Effective Time; or (ii) if the offering period in effect as of the date of the Merger Agreement has not ended prior to the Effective Time, then any accumulated payroll deductions under the ESPP as of the Effective Time will be used to purchase IXYS Common Shares immediately prior to the Effective Time and such offering period will terminate immediately prior to the Effective Time. Subject to the consummation of the Mergers, the ESPP will terminate, effective immediately prior to the Effective Time. No employee who is not enrolled in the ESPP on August 25, 2017 will be able to commence participation in the ESPP and no participant in the ESPP will be able to increase the percentage amount of his or her payroll deduction from that in effect on August 25, 2017.

Conditions to the Mergers. Consummation of the Mergers is subject to the satisfaction or waiver of the conditions set forth in the Merger Agreement, including, among others, (i) the adoption of the Merger Agreement by holders of a majority of the issued and outstanding IXYS Common Shares (the “Company Stockholder Approval”), (ii) the expiration or termination of the waiting period under the United States Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the receipt of regulatory clearances under the anti-trust laws of Germany, (iii) the effectiveness of Littelfuse’s registration statement on Form S-4 registering the Littelfuse Common Shares to be issued in connection with the Initial Merger, (iv) the absence of any law or order prohibiting or restraining the Mergers or making the Mergers illegal, (v) the approval of the listing of the Littelfuse Common Shares to be issued in the Initial Merger on the Nasdaq Global Select Market, (vi) subject to certain exceptions, the accuracy of the representations and warranties made by, and compliance with the covenants of, IXYS and Littelfuse, respectively, in the Merger Agreement and (vii) the receipt of certain opinions of counsel in respect of the tax treatment of the Mergers.

Termination Rights. The Merger Agreement contains certain termination rights that may be exercised by either IXYS or Littelfuse, including in the event that (i) both parties agree by mutual written consent to terminate the Merger Agreement, (ii) the Initial Merger is not consummated by (a) February 28, 2018, or in the event all conditions for the consummation of the Mergers other than with respect to antitrust approvals have been satisfied or waived by such date, (b) May 28, 2018(the “End Date”), (iii) the Company Stockholder Approval is not obtained or (iv) any law or order permanently restraining or enjoining the Mergers or making the consummation of the Mergers illegal has become final and nonappealable and remains in effect. In addition, in certain circumstances, the Company may terminate the Merger Agreement (i) at any time prior to the receipt of the Company Stockholder Approval in order to enter into an unsolicited alternative acquisition proposal that constitutes a Company Superior Proposal (as defined in the Merger Agreement), subject to the Company having first complied with certain match right obligations and the Company’s payment of the termination fee described below, or (ii) if Littelfuse breaches any of its representations, warranties, covenants or agreements contained in the Merger Agreement such that the closing condition relating thereto would not be satisfied (subject to cure periods in certain circumstances). Littelfuse may additionally terminate the Merger Agreement in the event that (i) the Company’s board of directors effectuates a Company Adverse Recommendation Change (as defined in the Merger Agreement), (ii) the Company (or its representatives) willfully and materially breaches its non-solicitation obligations relating to alternative acquisition proposals or (iii) the Company breaches any of its representations, warranties, covenants or agreements contained in the Merger Agreement such that the closing condition relating thereto would not be satisfied (subject to cure periods in certain circumstances).

If the Merger Agreement is terminated (i) by Littelfuse as a result of (x) a Company Adverse Recommendation Change prior to the Company Stockholder Approval having been obtained or (y) a willful and material breach by the Company (or its representatives) of its non-solicitation obligations relating to alternative acquisition proposals, or (ii) by the Company as a result of the Company entering into a definitive agreement with respect to a Company Superior Proposal, then the Company will be obligated to pay Littelfuse a termination fee equal to $28.5 million in cash (the “Termination Fee”).

Furthermore, if (i) the Merger Agreement is terminated (x) by the Company or Littelfuse due to the Initial Merger not having been consummated by the End Date (and at the End Date all of the conditions to the Company’s obligations to close other than receipt of the Company Stockholder Approval have been satisfied) or due to the Company Stockholder Approval not having been obtained, or (y) by Littelfuse if the Company has willfully and materially breached any of its covenants or agreements contained in the Merger Agreement, (ii) an alternative acquisition proposal for more than 50% of the Company’s total voting power or total assets has been (x) publicly announced after the date of the Merger Agreement and prior to (1) the End Date (in the case of a termination due to the Initial Merger not having been consummated by the End Date), (2) the Company’s stockholder meeting (in the case of a termination due to the Company Stockholder Approval not having been obtained) or (3) the date of the breach giving rise to such termination (in the case of a termination due to a willful and material breach by the Company of its covenants or agreements contained in the Merger Agreement) and (y) not definitively withdrawn at least three Business Days prior to (1) the End Date (in the case of a termination due to the Initial Merger not having been consummated by the End Date), (2) the Company’s stockholder meeting (in the case of a termination due to the Company Stockholder Approval not having been obtained) or (3) the date of the breach giving rise to such termination (in the case of a termination due to a willful and material breach by the Company of its covenants or agreements contained in the Merger Agreement), and (iii) within 12 months following the date of such termination, the Company or any of its subsidiaries enters into a definitive agreement with respect to an alternative acquisition proposal or an alternative acquisition proposal is consummated, then the Company will be obligated to pay Littelfuse the Termination Fee.

Representations, Warranties and Covenants. The Company and Littelfuse have each made customary representations, warranties and covenants in the Merger Agreement, including, without limitation, covenants not to solicit alternative acquisition proposals or, subject to certain exceptions, not to enter into discussions concerning, or provide confidential information in connection with, an alternative acquisition proposal.

Board Representation. Littelfuse will take all appropriate action so that as of the Effective Time, its board of directors will be increased by one member, who will be Dr. Nathan Zommer (the current Chairman, Chief Executive Officer and Chief Technology Officer of the Company).

The foregoing description of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, the full text of which is attached as Exhibit 2.1 to this Current Report on Form 8-K and is hereby incorporated by reference into this Item 1.01. The Merger Agreement and this summary are not intended to modify or supplement any factual disclosures about IXYS or Littelfuse or their respective subsidiaries, affiliates, businesses or equityholders, and should not be relied upon as disclosure about IXYS or Littelfuse without consideration of the periodic and current reports and statements that IXYS or Littelfuse file with the United States Securities and Exchange Commission (“SEC”). The terms of the Merger Agreement govern the contractual rights and relationships, and allocate risks, among the parties in relation to the transactions contemplated by the Merger Agreement. In particular, the representations and warranties made by the parties to each other in the Merger Agreement reflect negotiations between, and are solely for the benefit of, the parties thereto and may be limited or modified by a variety of factors, including: subsequent events, information included in public filings, disclosures made during negotiations, correspondence between the parties and disclosure schedules to the Merger Agreement. Accordingly, the representations and warranties may not describe the actual state of affairs at the date they were made or at any other time and you should not rely on them as statements of fact. IXYS acknowledges that, notwithstanding the inclusion of the foregoing cautionary statements, it is responsible for considering whether additional specific disclosures of material information regarding material contractual provisions are required to make the statements in this Form 8-K not misleading in any material respect.

Voting Agreements

Concurrently with the execution of the Merger Agreement, each of Dr. Zommer and certain of his controlled affiliates, namely Sharkz, L.P., The Nathan Zommer Dynasty Trust Dated July 17, 2006 and the Nathan Zommer TTEE FBO Nathan Zommer Trust U/A/D 04-08-2003, has entered into a letter agreement with Littelfuse (the “Voting Agreement”) pursuant to which each party agreed, among other things, to vote the IXYS Common Shares held by such party in favor of the Mergers and against any competing transactions. An aggregate of 6,754,075 IXYS Common Shares (representing approximately 20.7% of the outstanding IXYS Common Shares) are subject to the Voting Agreement. The foregoing description of the Voting Agreement is qualified in its entirety by reference to the Voting Agreement, the full text of which is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item. 5.02. Departure of Directors or Certain Officers, Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 25, 2017, the Company entered into (i) a Seventh Amended Executive Employment Agreement with Dr. Nathan Zommer pursuant to which Dr. Zommer will serve as the Company’s Chief Executive Officer and Chief Technology Officer (the “Zommer Employment Agreement”), and (ii) a Fourth Amended Executive

Employment Agreement with Uzi Sasson pursuant to which Mr. Sasson will serve as the President, Chief Executive Officer and Chief Financial Officer of the Company (the “Sasson Employment Agreement,” and together with the Zommer Employment Agreement, the “Employment Agreements”), each of which will become effective upon the occurrence of a Change in Control (as defined in the Company’s 2016 Equity Incentive Plan or any successor thereto) occurring on or prior to December 31, 2018 (the effective date of such change in control, the “CIC Effective Date”). The Zommer Employment Agreement and the Sasson Employment Agreement amend and restate in their entirety the Sixth Executive Employment Agreement by and between the Company and Dr. Zommer, dated as of August 1, 2015, and the Third Amended Executive Employment Agreement by and between the Company and Mr. Sasson, dated as of August 1, 2015, respectively (the “Existing Agreements”). If a Change in Control is not consummated on or before December 31, 2018, each Employment Agreement shall be null and void and the Existing Agreements will remain in effect. The terms of the Employment Agreements are substantially similar, as described below.

Each Employment Agreement has an initial three-year term ending on the third anniversary of the CIC Effective Date, and will automatically be extended for successive one-year periods thereafter unless either party elects not to renew the term of the Employment Agreement by notifying the other party in writing of such election at least 90 days prior to the commencement of any renewal period.

Pursuant to the Employment Agreements, Dr. Zommer and Mr. Sasson (together, the “Executives”) will receive an annual base salary of $525,000 and $450,000, respectively, which is subject to increase, but not decrease, in the Company’s discretion. Each Executive will be eligible for a discretionary annual performance bonus and for stock options, restricted stock and/or other equity award grants in the discretion of the Board of Directors of IXYS. The Executives are eligible to participate in the Company’s retirement, health and welfare benefit plans and programs generally made available to the Company’s similarly situated executives from time to time. Pursuant to their respective Employment Agreements, the Executives are also entitled to (i) payment or reimbursement for reasonable costs of a yearly medical exam, (ii) Company-maintained life insurance, (iii) payment or reimbursement for personal tax and/or investment advisor services (capped at $2,000 per year), and (iv) either (A) a Company-provided car and reimbursement for the costs incurred in connection with the use of such car for business purposes or (B) payment of a monthly car allowance (collectively, the “Employment Benefits”). Each Employment Agreement provides that if the applicable Executive’s employment with the Company is terminated by the Company without “cause,” by such Executive for “good reason” (each as defined in the Employment Agreements) or due to a non-renewal of the term of the Employment Agreement by the Company (provided that the Executive is willing and able to continue his employment on similar terms and conditions at such time), then, subject to the Executive’s execution and non-revocation of a general release of claims, the Executive will be entitled to receive the following payments and benefits: (i) a lump-sum payment equal to three times the Executive’s average annual cash compensation over the three prior years, payable within 60 days following termination; (ii) continued provision of employee benefits (including the Employment Benefits) (or their cash equivalent) for 18 months following termination; and (iii) accelerated vesting of all stock options and other equity awards then-held by the Executive.

In the event of the applicable Executive’s “disability” (as defined in the Employment Agreement), the Executive will be entitled to (i) continued payment of his base salary for 18 months, and (ii) Company-provided health insurance (or its cash equivalent) and life insurance benefits for 18 months.

Each Employment Agreement provides that, upon a Change in Control (as defined in the Company’s 2016 Equity Incentive Plan), all stock options, restricted stock awards, stock appreciation rights or other stock rights granted to the Executive by the Company will vest in full (to the extent then-unvested).

In addition, to the extent that any payment, distribution or other benefit provided by the Company to or for the benefit of the applicable Executive in connection with a change in control would be subject to an excise tax under Section 4999 of the Internal Revenue Code, such payments, distributions and/or benefits will be subject to a “best pay cap” reduction if such reduction would result in a greater net after-tax benefit to the Executive than receiving the full amount of such payments.

The foregoing description of the Employment Agreements is qualified in its entirety by the full text of the Employment Agreements, copies of which are attached as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K and incorporated herein by reference.

Item 8.01. Other Events.

On August 28, 2017, the Company and Littelfuse issued a joint press release announcing the execution of the Merger Agreement. A copy of the press release is attached hereto as Exhibit 99.2 and is incorporated by reference herein.

*    *    *    *    *

Forward-Looking Statements

This communication contains forward-looking statements (including within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended) concerning IXYS, Littelfuse, the proposed transaction and other matters. These statements may discuss goals, intentions and expectations as to future plans, trends, events, results of operations or financial condition, or otherwise, based on current beliefs of the management of IXYS and Littelfuse, as well as assumptions made by, and information currently available to, such management. Forward-looking statements may be accompanied by words such as “aim,” “anticipate,” “believe,” “plan,” “could,” “would,” “should,” “estimate,” “expect,” “forecast,” “future,” “guidance,” “intend,” “may,” “will,” “possible,” “potential,” “predict,” “project” or similar words, phrases or expressions. These forward-looking statements are subject to various risks and uncertainties, many of which are outside the parties’ control. Therefore, you should not place undue reliance on such statements.

Factors which could cause actual results to differ from those projected or contemplated in any such forward-looking statements include, but are not limited to, the following factors: (1) the risk that the conditions to the closing of the proposed transaction are not satisfied, including the risk that required regulatory approvals or approval from the stockholders of IXYS are not obtained; (2) potential litigation relating to the proposed transaction; (3) uncertainties as to the timing of the consummation of the proposed transaction and the ability of each party to consummate the proposed transaction; (4) risks that the proposed transaction disrupts the current plans and operations of IXYS or Littelfuse; (5) the ability of IXYS and Littelfuse to retain and hire key personnel; (6) competitive responses to the announcement or completion of the proposed transaction; (7) unexpected costs, charges or expenses resulting from the proposed transaction; (8) potential adverse reactions or changes to business relationships resulting from the announcement or completion of the proposed transaction; (9) the combined companies’ ability to achieve the growth prospects and synergies expected from the proposed transaction, as well as delays, challenges and expenses associated with integrating the combined companies’ existing businesses; (10) legislative, regulatory and economic developments; and (11) unpredictability and severity of catastrophic events, including, but not limited to, acts of terrorism or outbreak of war or hostilities, as well as management’s response to any of the aforementioned factors. The foregoing review of important factors that could cause actual events to differ from expectations should not be construed as exhaustive and should be read in conjunction with statements that are included herein and elsewhere, including the risk factors included in IXYS’ and Littelfuse’s most recent Quarterly Report on Form 10-Q and Annual Report on Form 10-K, respectively, and IXYS’ and Littelfuse’s more recent reports filed with the SEC. Neither IXYS nor Littelfuse undertakes any intent or obligation to publicly update or revise any of these forward looking statements, whether as a result of new information, future events or otherwise, except as required by law.

No Offer or Solicitation

This communication is not intended to and does not constitute an offer to sell or the solicitation of an offer to sell or buy any securities or the solicitation of any vote in any jurisdiction pursuant to the proposed transaction or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Important Additional Information and Where to Find It

In connection with the proposed transaction, IXYS and Littelfuse intend to file relevant materials with the Securities and Exchange Commission (“SEC”), including a registration statement on Form S-4 to be filed by Littelfuse that will include a proxy statement of IXYS and that will also constitute a prospectus of Littelfuse (the “proxy statement/prospectus”). This document is not a substitute for the registration statement or proxy statement/prospectus or any other document which IXYS or Littelfuse may file with the SEC. INVESTORS AND STOCKHOLDERS ARE URGED TO READ THE REGISTRATION STATEMENT, PROXY STATEMENT/PROSPECTUS AND ANY OTHER RELEVANT DOCUMENTS THAT ARE FILED OR WILL BE FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENT TO THESE DOCUMENTS, CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE

BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT IXYS, Littelfuse, THE PROPOSED TRANSACTIONS AND RELATED MATTERS. Investors and stockholders will be able to obtain free copies of these materials (when available) through the website maintained by the SEC at www.sec.gov. In addition, investors and stockholders will be able to obtain free copies of these materials (when available) by contacting IXYS Investor Relations at (408) 457-9000 or investorrelations@ixys.net (for documents filed with the SEC by IXYS) or Littelfuse Investor Relations at (773) 628-1000 (for documents filed with the SEC by Littelfuse).

Participants in the Solicitation

IXYS, Littelfuse and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of IXYS in respect of the proposed transaction under the rules of the SEC. Information regarding IXYS’ directors and executive officers is contained in IXYS’ Annual Report on Form 10-K for the year ended March 31, 2017, which was filed with the SEC on June 12, 2017, and its proxy statement for its 2017 annual meeting of stockholders, which was filed with the SEC on July 28, 2017. Information regarding Littelfuse’s directors and executive officers is contained in Littelfuse’s Annual Report on Form 10-K for the year ended December 31, 2016, which was filed with the SEC on February 27, 2017, and its proxy statement for its 2017 annual meeting of stockholders, which was filed with the SEC on March 16, 2017. Additional information regarding the participants in the solicitation of the stockholders of IXYS and a description of their direct or indirect interests, by security holdings or otherwise, will be included in the proxy statement/prospectus and other relevant materials to be filed with the SEC when they become available. These documents can be obtained free of charge from the sources indicated above.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated August 25, 2017, by and among IXYS Corporation, Littelfuse, Inc. and Iron Merger Co., Inc.*

10.1	Seventh Amended Executive Employment Agreement, dated August 25, 2017, by and between IXYS Corporation and Nathan Zommer

10.2	Fourth Amended Executive Employment Agreement, dated August 25, 2017, by and between IXYS Corporation and Uzi Sasson

99.1	Voting Agreement, dated as of August 25, 2017, by and between Littelfuse, Inc., Dr. Nathan Zommer, Sharkz, L.P., The Nathan Zommer Dynasty Trust Dated July 17, 2006 and the Nathan Zommer TTEE FBO Nathan Zommer Trust U/A/D 04-08-2003

99.2	Joint Press Release dated August 28, 2017.

*	Certain schedules and exhibits omitted pursuant to Item 601(b)(2) of Regulation S-K promulgated by the SEC. IXYS agrees to furnish supplementally a copy of any omitted schedule or exhibit to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IXYS Corporation

August 28, 2017	By:	/s/ Uzi Sasson
Name: Uzi Sasson
Title: President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated August 25, 2017, by and among IXYS Corporation, Littelfuse, Inc. and Iron Merger Co., Inc. *

10.1	Seventh Amended Executive Employment Agreement, dated August 25, 2017, by and between IXYS Corporation and Nathan Zommer

10.2	Fourth Amended Executive Employment Agreement, dated August 25, 2017, by and between IXYS Corporation and Uzi Sasson

99.1	Voting Agreement, dated as of August 25, 2017, by and between Littelfuse, Inc. and Dr. Nathan Zommer, Sharkz, L.P., The Nathan Zommer Dynasty Trust Dated July 17, 2006 and the Nathan Zommer TTEE FBO Nathan Zommer Trust U/A/D 04-08-2003

99.2	Joint Press Release dated August 28, 2017.

*	Certain schedules and exhibits omitted pursuant to Item 601(b)(2) of Regulation S-K promulgated by the SEC. IXYS agrees to furnish supplementally a copy of any omitted schedule or exhibit to the SEC upon request.